Exhibit 99.2

BUNKER HILL ANNOUNCES NAME CHANGE TO
BUNKER HILL SILVER CORP.

KELLOGG, IDAHO, USA —November 9, 2026 — Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX: BNKR | OTCQB: BHLL) announces that, further to the Company’s news releases dated August 21, 2026, and November 6, 2026, the Company’s corporate name has been changed from “Bunker Hill Mining Corp.” to “Bunker Hill Silver Corp.” (the “Name Change”).

The shares of common stock of the Company (the “Common Shares”) are expected to commence trading on the Toronto Stock Exchange (the “TSX”) under the new name “Bunker Hill Silver Corp.” at the opening of trading on or about Wednesday, November 11, 2026. The Common Shares will continue to trade on the TSX under the ticker symbol “BNKR” and be quoted on the OTCQB under the root symbol “BHLL”. The Company’s CUSIP number (120613823) and ISIN (US1206138232) remain the same after the Name Change.

Certificates and direct registration system statements representing Common Shares, share purchase warrants and other convertible securities of the Company will not be affected by the Name Change and securityholders will not be required to exchange their securities or take any other action. Securityholders holding physical stock certificates of the Company may request replacement certificates from the Company’s transfer agent; however, new certificates are not required and will not be automatically issued.

The Name Change remains subject to the final approval of the TSX.

ABOUT BUNKER HILL SILVER CORP.

Bunker Hill Silver Corp. is a U.S.-focused mining company building a modern, long-life operation at its flagship Bunker Hill Mine in northern Idaho’s prolific Silver Valley, complemented by a pipeline of high-grade silver development projects across North America. With production now underway, the Company is advancing the Bunker Hill Mine toward commercial production of zinc, lead and silver concentrates while pursuing opportunities to optimize operations, expand resources and extend mine life.

The Bunker Hill Mine sits in one of North America’s most abundant and storied mining districts and benefits from established infrastructure, a skilled local workforce and a significant mineral resource base. Through its acquisition of Silver47 Exploration Corp., Bunker Hill has added a portfolio of silver-rich projects in Alaska, Nevada and New Mexico, anchoring the Company in America’s most prolific mining jurisdictions.

Bunker Hill’s strategy is focused on disciplined operational execution, responsible mining practices and continued investment in its assets to deliver sustainable production, organic growth and long-term shareholder value.

Additional information is available www.bunkerhillsilver.com, on SEDAR+ and on EDGAR.

On behalf of Bunker Hill Silver Corp.

Sam Ash

Chief Executive Officer

For additional information, please contact:

Giordy Belfiore
Vice President, Investor Relations
T: (604) 288-8004
E: IR@bunkerhillmining.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase “forward-looking information” in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding: TSX approval for the Name Change; expected timing for trading on the TSX under the new name; and the Company’s general objectives, goals or future plans, and any similar statements. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: sufficiency of project financing for the ramp up of commercial production of the Bunker Hill Mine on acceptable terms or at all; the future price of metals; and the stability of the financial and capital markets. Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the U.S. Securities and Exchange Commission (the “SEC”) and with applicable Canadian securities regulatory authorities, including its latest annual report on Form 10-K as filed with the SEC on March 6, 2026, and the following: the Company’s inability to raise additional capital for project activities, including through equity financings, concentrate offtake financings or otherwise; capital market conditions; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to ramp up the Bunker Hill Mine to commercial production and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability . Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov).